EXHIBIT 32.1

The following statement is being made to the Securities and Exchange Commission solely for purposes of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), which carries with it certain criminal penalties in the event of a knowing or willful misrepresentation.

Securities and Exchange Commission

450 Fifth Street, NW

Washington, DC 20549

Re: Coleman Cable, Inc.

Ladies and Gentlemen:

In accordance with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), each of the undersigned hereby certifies that:

(1)	The Company’s report on Form 10-K for the period ended December 31, 2012 (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Form 10-K fairly presents, in all material aspects, the financial condition and results of operations of the Company.

Date: March 7, 2013

/S/ G. GARY YETMAN	/S/ RICHARD N. BURGER
G. Gary Yetman	Richard N. Burger
Chief Executive Officer and President	Chief Financial Officer, Executive Vice President, Secretary and Treasurer